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                                                                   Exhibit 23.3






                        INDEPENDENT AUDITORS' CONSENT




        We consent to the inclusion of our report dated April 14, 1997, except for Note 18 as to which the date is May 7, 1997, on financial statements of The Davey Company and Subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which are included on pages F-2 through F-17 in this Registration Statement on Form S-4 of Rock-Tenn Company and to the reference to our firm under the caption "Experts" on page 50.



                                        /s/ AMPER, POLITZINER & MATTIA


May 12, 1997
Flemington, New Jersey